UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2006
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                         COACTIVE MARKETING GROUP, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                     0-20394                   06-1340408
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(State or other jurisdiction        (Commission             (I.R.S. Employer
 of incorporation)                  File Number)          Identification Number)



                  75 Ninth Avenue, New York, New York     10011
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               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (516) 622-2800
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       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         On March 31, 2006, pursuant a Restricted Stock Agreement, CoActive Marketing Group, Inc. (the "Company"), awarded 100,000 shares of Common Stock under the Company's 2002 Long-Term Incentive Plan to Erwin Mevorah, the Company's Chief Financial Officer. The Restricted Stock Agreement has been filed as Exhibit 10.1 to this Report and is incorporated herein by reference. The shares of Common Stock vest 20% on March 31, 2007, 30% on March 31, 2008, 20% on March 31, 2009, 20% on March 31, 2010, and 10% on March 31, 2011. In addition, the shares are subject to accelerated vesting upon a change of control of the Company (as defined in the Restricted Stock Agreement). Upon the termination of Mr. Mevorah's employment with the Company, all shares of Common Stock that have not vested under the Restricted Stock Agreement (if any) will be forfeited to the Company.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.
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Exhibit 10.1      Restricted Stock Agreement, dated as of March 31, 2006,
                  between CoActive Marketing Group, Inc. and Erwin Mevorah.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 4, 2006

                                            COACTIVE MARKETING GROUP, INC.


                                            By: /s/ ERWIN MEVORAH
                                                --------------------------------
                                                Erwin Mevorah,
                                                Chief Financial Officer

                                  EXHIBIT INDEX

No.               Description

Exhibit 10.1      Exhibit 10.1      Restricted Stock Agreement, dated as of
                  March 31, 2006, between CoActive Marketing Group, Inc. and Erwin Mevorah.